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                                                                   EXHIBIT 10.12


                                   INSTRUMENT

                             AMENDING AND RESTATING

                         LYONDELL PETROCHEMICAL COMPANY

                              RETIREMENT PLAN FOR

                             NON-EMPLOYEE DIRECTORS


Lyondell Petrochemical Company hereby amends and restates the Retirement Plan for Non-Employee Directors, effective as of November 1, 1996, to read in its entirety as the document entitled "Lyondell Petrochemical Company Retirement Plan for Non-Employee Directors" that is attached hereto.


IN WITNESS WHEREOF, the undersigned, being duly authorized on behalf of the Company, has executed this Instrument on this ____ day of June, 1997.



ATTEST:                       LYONDELL PETROCHEMICAL COMPANY



BY:_______________________    BY:___________________________________
   Assistant Secretary                  Jeffrey R. Pendergraft
                                 Senior Vice President and Secretary
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LYONDELL PETROCHEMICAL COMPANY


________________________________________________________________________________


RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS


AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1996

                                   ARTICLE I

                                  DEFINITIONS


1.1 Actuarial Equivalent means, in comparing benefits payable in different forms or at different times or in different circumstances, a value under one such set of circumstances which is the same as the value under a different set of circumstances. Such value shall be computed and determined with reference to mortality assumptions, interest rates and other actuarial factors and assumptions then in effect under the Lyondell Petrochemical Company Retirement Plan for Non-Represented Employees for the purpose of calculating actuarial equivalents under that Plan.

1.2  Administrative Committee means the Directors Benefit Committee.

1.3 Beneficiary means a person or persons designated by the Non-Employee Director or Retiree to receive the Death Benefit under Article IV.

1.4  Board means the Board of Directors of Lyondell Petrochemical Company.

1.5  Company means Lyondell Petrochemical Company.

1.6 Death Benefits means the benefit described under and determined in accordance with Article IV of the Plan.

1.7  Director means a Director of the Board.

1.8  Effective Date means November 28, 1988.

1.9 Financial Hardship means a condition of financial difficulty, relating to a Non-Employee Director, Retiree or Beneficiary, as the case may be, determined by the Administrative Committee, upon advice of counsel, to be sufficient to justify a change of election in the form of benefit under either Article III or IV, as applicable, without causing the receipt of taxable income by any other participant in the Plan in advance of the payment to him of Plan benefits.

1.10 Lump Sum Payment means a single cash payment which shall be the Actuarial Equivalent of the sum of the monthly payments otherwise payable (or the remainder payable in the case of an election under Section 3.3(b) or 4.3(b)) during the Payment Period in the case of a Non-Employee Director with less than 180 months of completed Service on the Board and which shall be the Actuarial Equivalent of a life annuity with a term certain of 180 months otherwise payable (or the remainder payable in the case of an election under Section 3.3(b) or 4.3(b)) during the Payment Period in the case of a Non-Employee Director with 180 or more months of completed Service on the Board.
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1.11 Non-Employee Director means (i) a Director of the Company that is not a current employee of the Company, Atlantic Richfield Company, ARCO Chemical Company or a subsidiary or affiliate of any of these entities and who has not been an employee of any of these entities within three years prior to the date the person became a Director or (ii) a Director who for at least three (3) years has not been an employee of any of the entities described in clause (i) above.

1.12 Pay for purposes of the Plan means an amount equal to one-twelfth of the annual retainer paid to a Non-Employee Director immediately preceding the earlier of termination of Service on the Board or death. In the event of a Change in Control, as determined under Section 5.3, Pay means an amount equal to one-twelfth of the annual retainer paid to a Non-Employee Director immediately preceding the Change in Control, but if the annual retainer has been reduced in anticipation of the Change in Control, the amount shall equal one-twelfth the annual retainer paid to a Non-Employee Director immediately prior to its reduction. Pay does not include fees paid for committee chairmanships, Board and committee meeting fees or any other special director compensation.

1.13 Payment Period means the period the Retiree and/or Beneficiary receives benefits in the form of a monthly allowance from this Plan. The Payment Period will be that number of months equal to the Non-Employee Director's Service on the Board expressed in months; provided, however, that if a Retiree completed 180 months or more of Service on the Board as a Non-Employee Director, the Payment Period shall be the greater of 180 months or for the remaining life of the Retiree.

1.14 Plan is the Retirement Plan for Non-Employee Directors of Lyondell Petrochemical Company.

1.15 Retiree means a former Non-Employee Director with a vested benefit under the Plan.

1.16 Retirement Benefit means the benefits described under and determined in accordance with Section 3.1.

1.17 Service on the Board means (i) for a Non-Employee Director described in
Section 1.11(i) all service on the Board as a Non-Employee Director and (ii) for a Non-Employee Director described in Section 1.11(ii), service on the Board from the later of the date the Non-Employee Director became a Director or the Non-Employee Director's termination of employment with the Company, Atlantic Richfield Company, ARCO Chemical Company or a subsidiary or affiliate of any of these entities, as applicable. Service on the Board shall also include service as a director of a company merged into the Company provided the Non-Employee Director was a director of the acquired company immediately prior to the merger.

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1.18 Trust Agreement means the Trust Agreement between Lyondell Petrochemical
Company and State Street Bank & Trust Company and any amendments or successor agreements thereto.


                                  ARTICLE II

                            ELIGIBILITY AND VESTING

2.1  Any Non-Employee Director will be a participant in this Plan.

2.2 Any Non-Employee Director who has completed three (3) years of Service on the Board will be vested in the benefits provided under Article III of the Plan.


                                  ARTICLE III

                               RETIREMENT BENEFIT

3.1 A Retiree shall be paid a monthly retirement allowance equal to Pay unless an optional form of benefit was elected pursuant to Section 3.3. The allowance will be paid to the Retiree until the earlier of (i) the end of the applicable Payment Period or (ii) the death of the Retiree.

3.2 The Retirement Benefit will commence in the month following retirement from the Board provided the Retiree is at least age 65 at the time of retirement from the Board. The Retirement Benefit for a Retiree who left the Board prior to age 65 will commence in the month following attainment of age 65.

3.3 In lieu of a monthly retirement allowance, a Retiree may receive payment of his Retirement Benefit in the form of a Lump Sum Payment upon termination of Service on the Board and satisfaction of the following conditions:

          (a) A Non-Employee Director must elect that the Retirement Benefit be paid in the form of a Lump Sum Payment prior to the attainment of age 64 or at least one year prior to termination of Service on the Board, if earlier. A Non-Employee Director who is age 64 or older when he becomes eligible to participate in the Plan must elect to have the Retirement Benefit paid in the form of a Lump Sum Payment within 30 days of becoming eligible to participate in the Plan.

          (b) A Non-Employee Director who fails to timely elect a Lump Sum Payment under subparagraph (a) or a Retiree currently receiving a monthly retirement

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allowance who wishes to receive his remaining monthly benefits in the form of a
Lump Sum Payment may request the Administrative Committee to change the form of payment previously elected. The Administrative Committee, in its sole discretion, may allow such request provided that (i) the Administrative Committee determines that the Non-Employee Director or Retiree has experienced a Financial Hardship justifying the request for a change of election, or (ii) the Non-Employee Director or Retiree, as applicable, agrees to accept a reduction in amount of his Retirement Benefit, as determined to be necessary to preclude constructive receipt of taxable income by any Non-Employee Director participating in the Plan in advance of the payment to him of the Retirement Benefit. The amount by which the Retirement Benefit is reduced under the preceding sentence will be forfeited to the Company.

          (c) The Lump Sum Payment option described in this Section may be discontinued by the Company in its sole discretion at any time. Any elections made pursuant to this Section prior to the time when the Company discontinues the Lump Sum Payment option shall be disregarded and Retirement Benefits shall be paid in accordance with Section 3.1.


                                   ARTICLE IV

                                 DEATH BENEFITS

4.1 The Beneficiary of a Non-Employee Director who dies while a member of the Board or a Retiree who dies prior to the attainment of age 65 will receive as a Death Benefit an allowance equal to 50% of Pay unless an optional form of benefit was elected pursuant to Section 4.3. This allowance shall be payable monthly commencing in the month following the Non-Employee Director's or Retiree's death and shall continue until the end of the Payment Period or until the death of the Beneficiary, whichever occurs first. If the Non-Employee Director or Retiree dies without designating a Beneficiary, then this allowance shall be payable in the form of a Lump Sum Payment to the Director's estate.

4.2 The monthly retirement allowance paid a Retiree will be continued and paid as a Death Benefit to the Beneficiary of a Retiree who dies on or after attainment of age 65 unless the Retiree elected an optional form of benefit pursuant to Section 4.3. This allowance shall be payable monthly commencing in the month following the Retiree's death and shall continue until the end of the Payment Period or until the death of the Beneficiary, whichever occurs first. If the Beneficiary dies prior to the end of such Payment Period, the remaining payments will be paid in the form of a Lump Sum Payment to the Beneficiary's estate. If the Retiree dies without designating a Beneficiary, then such allowance shall be payable in a Lump Sum Payment to the Retiree's estate.

4.3 (a) In lieu of payment of the Death Benefit as a monthly allowance, a Non-Employee Director may elect prior to commencement of his Retirement Benefit to have the Death Benefit, if any, paid in the form of a Lump Sum Payment to his Beneficiary.

     (b) A Beneficiary of a deceased Non-Employee Director or Retiree may request the Administrative Committee to change the Non-Employee Director's prior election. The Administrative Committee, in its sole discretion, may allow such request provided that (i) the Administrative Committee determines that the Beneficiary has experienced a Financial Hardship, justifying the request for a change of election, or (ii) the Beneficiary agrees to accept a reduction in the amount of the Death Benefit, as determined to be necessary, upon advice of counsel, to preclude constructive receipt of taxable income by any Non-Employee Director in advance of the payment to him of the Retirement Benefit. The amount by which the Death Benefit is reduced under the preceding sentence will be forfeited to the Company.

     (c) The Lump Sum Payment option described in this Section may be discontinued by the Company in its sole discretion at any time. Any elections made pursuant to this Section prior to the time when the Company discontinues the Lump Sum Payment option shall be disregarded and the Death Benefit shall be paid in accordance with Section 4.1 or 4.2, as applicable.

4.4 No Death Benefit will be paid to any Beneficiary if the Retiree elected and received a Lump Sum Payment of the Retirement Benefit described in Section 3.1.


                                   ARTICLE V

                               CHANGE IN CONTROL

5.1 Upon a Change in Control as defined in Section 5.3, the amount of benefits for all then remaining Non-Employee Directors shall be determined based on the Non-Employee Director's Pay, as defined under Section 1.12 and Service on the Board as of the date of Change in Control. Service on the Board and Pay following a Change in Control shall be disregarded for purposes of determining the amount of benefits payable under this Plan.


     5.2 Notwithstanding any other provision of the Plan, on a Change in Control, a Non-Employee Director, a Retiree or a Beneficiary of a deceased Non-Employee Director or Retiree will receive a Lump Sum Payment of vested benefits under the Plan, in lieu of payments in accordance with any form previously selected by the Non-Employee Director or Retiree. This Lump Sum Payment shall be made immediately to a Retiree and Beneficiary. It shall also be paid immediately to a Non-Employee Director, unless the Non-Employee Director previously elected an alternate payment commencement date, as established under Administrative Committee procedures.

     5.3 For purposes of this Plan, a Change in Control will be deemed to have occurred as of the date that one or more of the following occurs:

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          (a)  Individuals who, as of the date hereof, constitute the entire
Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any
                                                --------  -------
individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, as such terms are used in Rule 14a-11 under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of any Person (as defined below) other than the Board; provided, further, that in the event ARCO at any
                             --------  -------
time determines to achieve minority representation on the Company's Board of Directors approximately equal to its then ownership percentage of the Company's common stock, its implementation of such determination through the election of ARCO employees as directors of the Company shall not be deemed to be a Change in Control and such ARCO employees shall constitute Incumbent Directors;

          (b) The stockholders of the Company shall approve (A) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (1) the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares or other ownership interests representing in the aggregate 80 percent or more of (a) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Entity") (or of its ultimate parent corporation or other entity, if any), and
(b) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Entity (or of its ultimate parent corporation or other entity, if any) or (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity (or of its ultimate parent corporation or other entity, if any), or (B) any plan or proposal for the liquidation or dissolution of the Company;

          (c) Any Person except for ARCO shall be or become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate more than twenty percent (20%) of either (A) the then outstanding shares of common stock of the Company ("Common Shares") or (B) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided, however, that
                                              --------  -------
notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of this Subsection (iii)

               (1) Solely as a result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (a) the proportionate number of Common Shares beneficially owned by any Person to more than 20 percent of the Common Shares then outstanding, or (b) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to more than 20 percent of the Combined Voting Power of all then outstanding Voting Securities; or

               (2) Solely as a result of an acquisition of securities directly from the Company except for any conversion of a security that was not acquired directly from the Company, provided, further, that if any Person referred to in
                           --------  -------
paragraph (1) or (2) of this Subsection (iii) shall thereafter become the beneficial owner of any additional Common Shares or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes of this Subsection (iii)

          (d) ARCO shall become the owner, directly or indirectly, of securities of the Company representing in the aggregate more than 50 percent of either (i) the then outstanding Common Shares or (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company except as the result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (x) the proportionate number of Common Shares beneficially owned by ARCO to more than 50 percent of the Common Shares then outstanding, or (y) the proportionate voting power represented by the Voting Securities beneficially owned by ARCO to more than 50 percent of the Combined Voting Power of all then outstanding Voting Securities; provided, however, that if thereafter ARCO becomes the beneficial
            --------  -------
owner of any additional Common Shares or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction) the exception provided above shall no longer apply; provided, further, that for
                                                    --------  -------
purposes of this Subsection (iv), neither record ownership of common stock of the Company by the Trustee for ARCO's 401(a) qualified plans nor beneficial ownership of common stock of the Company by any of ARCO's directors for their personal account shall be deemed to constitute "indirect" ownership of common stock of the Company by ARCO; provided, further, that notwithstanding any
                              --------  -------
contrary provision of the Plan, no Change in Control shall be deemed to have occurred pursuant to this Subsection (iv) if as a result of an inadvertent act ARCO becomes the owner, directly or indirectly, of additional Common Shares or Voting Securities and such securities are sold or otherwise disposed of by ARCO within 30 days after ARCO discovers, or is notified by the Company as to, the potential Change of Control resulting from such ownership, so that, as a result of such subsequent sale or other disposition by ARCO, no Change in Control would otherwise be deemed to have occurred pursuant to the terms (excluding this proviso) of this Subsection (iv).

     Notwithstanding any of the foregoing, no Change in Control shall be deemed to have occurred as a result solely of (i) the registration by ARCO of the Exchangeable Notes pursuant to the Registration Statement, (ii) the issuance and sale by ARCO of the Exchangeable Notes to the underwriters in accordance with the Registration Statement, or (iii) prior to the maturity of the Exchangeable Notes, purchases and sales of the Exchangeable Notes.

          For purposes of this Section V:

          1. "Affiliate" shall mean, as to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, within the meaning of such terms as used in Rule 405 under the Securities Act of 1933, as amended, or any successor rule.

          2. "ARCO" shall mean Atlantic Richfield Company and any of its Affiliates, excluding the Company.

          3. "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of the Board of Directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or other entity.

          4. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          5. "Exchangeable Notes" shall mean the debt securities exchangeable upon maturity, at ARCO's option, into shares of the Company's common stock or cash, as such debt securities are described in the Registration Statement.

          6. "LCR" shall mean LYONDELL-CITGO Refining Company Ltd., a Limited Liability Company organized under the laws of the State of Texas.

          7. "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that
                                                        --------  -------
Person shall not include the Company or LCR, any of their subsidiaries, any employee benefit plan of the Company or LCR or any of their majority-owned subsidiaries or any entity organized, appointed or established by the Company, LCR or such subsidiaries for or pursuant to the terms of any such plan.

          8. "Registration Statement" shall mean ARCO's registration statement on Form S-3 (Registration No. 33-53481) with respect to the Exchangeable Notes.

          9. "Voting Securities" shall mean all securities of a corporation or other entity having the right under ordinary circumstances to vote in an election of the Board of Directors, or similar managing group, of such corporation or other entity.

                                   ARTICLE VI

                         SOURCE OF BENEFITS AND FUNDING

6.1 Non-Employee Directors, Retirees and their Beneficiaries shall have no legal or equitable rights, claims or interests in any specific assets or property of the Company, nor shall they be the beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned, or which may be acquired, by the Company ("Policies"). Any such Policies or other assets of the Company shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

6.2 Although the Company is responsible for the payment of all benefits under the Plan, the Company may, in its discretion, contribute funds to a grantor trust for the purpose, as it deems appropriate, of paying benefits under this Plan. Such trust, including the Trust Agreement, may be irrevocable, but assets of trust shall be subject to the claims of creditors of Company. To the extent any benefits provided under the Plan are actually paid from the trust, the Company shall have no further obligation with respect thereto but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid, by the Company. The Directors shall have the status of unsecured creditors insofar as their legal claim for benefits under the Plan and the Non-Employee Directors or Retirees shall have no security interest in the grantor trust.


                                  ARTICLE VII

                                 MISCELLANEOUS

7.1 The Company may, in its sole discretion, terminate, suspend or amend the Plan at any time or from time to time, in whole or in part. However, no amendment, suspension, or termination of the Plan may reduce the benefit of a Non-Employee Director, Retiree or Beneficiary accrued through the date of such amendment, suspension or termination or adversely affect the right or ability of a Non-Employee Director, Retiree or Beneficiary to receive such benefit in accordance with the terms of the Plan as in effect on the date before such amendment, suspension or termination.

7.2 Nothing contained herein will confer upon any Non-Employee Director the right to be retained in the Service of the Company as a Director.

7.3 To the maximum extent permitted by law, no benefit under the Plan or assets of the trust shall be assignable or subject in any manner to alienation, sale, transfer, claims or creditors, pledge, attachment or encumbrances of any kind except as provided in the applicable trust document.

7.4 The Administrative Committee may adopt rules and regulations to assist it in the administration of the Plan. The Administrative Committee shall in its sole discretion have the right to appoint such agents as it may deem necessary to carry out is duties pursuant to the provisions of the Plan.

7.5 (a) The Administrative Committee shall be charged with the administration of the Plan and shall decide all questions arising in the administration, interpretation and application of the Plan, including all questions of benefit payments. The decision of the Administrative Committee shall be conclusive and binding on all parties, provided that the Administrative Committee has acted in good faith and in accordance with the provisions of the Plan.

     (b) Except as hereinbefore provided, any determination by a majority of the Administrative Committee at a meeting thereof, whether in person or by telephone, or without a meeting by a resolution or memorandum signed by all the members, shall be final and conclusive on the Company, on all Directors, Retirees and Beneficiaries claiming any right hereunder, and on all third parties dealing with the Company.

     (c) Any member of the Administrative Committee may resign at any time by giving written notice to the other members and to the Company, effective as therein stated, or otherwise upon receipt.

7.6 Each Non-Employee Director shall receive a copy of the Plan and the Administrative Committee will make available for inspection by any Non-Employee Director a copy of the rules and regulations used by the Administrative Committee in administering the Plan.

7.7 Each Non-Employee Director shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Non-Employee Director refuses to cooperate, the Company shall have no further obligation to the Non-Employee Director under the Plan. If a Non-Employee Director makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Non-Employee Director or his Beneficiary, provided, that in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any action, misstatement or nondisclosure.

7.8 The Plan is established under and will be construed according to the laws of the State of Texas.

                                      13